Exhibit 99.1

CONTINEUM THERAPEUTICS APPOINTS TIMOTHY WATKINS, M.D., M.Sc., AS CHIEF MEDICAL OFFICER AND HEAD OF DEVELOPMENT

SAN DIEGO – April 28, 2025 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today announced the appointment of Timothy Watkins, M.D., M.Sc., to the Company’s executive team as its Chief Medical Officer and Head of Development. Effective immediately, Dr. Watkins will lead all clinical development and medical affairs activities at Contineum. Dr. Watkins succeeds Stephen L. Huhn, M.D., who has been the Company’s Chief Medical Officer since early 2020. Dr. Huhn will serve as an advisor during the leadership transition.

“We’re excited for Dr. Watkins to join our executive team as Contineum’s pipeline strategy continues to evolve with an intensified focus in the I&I and fibrotic disease space,” said Carmine Stengone, CEO, Contineum Therapeutics. “His background in pulmonology and distinguished career in immunology and fibrotic disease therapeutic development at Gilead Sciences makes him an exceptional fit to lead our clinical organization. Tim’s track record spans all stages of clinical development. His appointment is timely, as we plan to start a Phase 2 clinical proof-of-concept trial in idiopathic pulmonary fibrosis (IPF) in the second half of 2025. His leadership will be instrumental as we deepen our focus on clinical development in support of developing novel and transformational therapies for patients.”

Stengone continued, “Dr. Huhn’s expertise was essential to the advancement of our neuroscience portfolio including PIPE-307 in relapsing-remitting multiple sclerosis and depression in collaboration with our partner, Johnson & Johnson, as well as early clinical translation of PIPE-791. We’re grateful to Stephen for his steadfast contributions that helped shape the organization we are today.”

Dr. Watkins has substantial executive leadership experience spanning the biopharma and academic sectors. Over the past decade, Dr. Watkins advanced to senior level roles at Gilead Sciences, Inc. (Nasdaq: GILD), ultimately serving as the Vice President and Therapeutic Area Head for Inflammation, Clinical Development. In this role, he oversaw assets spanning a broad portfolio including therapeutics directed towards IPF and advanced metabolic dysfunction-associated steatohepatitis. Dr. Watkins expertise spans all stages of clinical development including late-stage programs linked to global registration and commercialization. He has also managed strategic business partnerships with both established pharmaceutical companies and emerging biotech enterprises. Prior to his tenure at Gilead Sciences, Dr. Watkins held an academic career within the Division of Pulmonary and Critical Care Medicine at the University of Washington and the Research Institute of Bloodworks Northwest in Seattle, WA. He focused on clinical and translational research programs in severe lung disease and critical illness. He holds a B.S. in Biology from Ohio University, an M.D. from The Ohio State University and a Master of Science in Public Heath – Epidemiology from the University of Washington.

“Contineum is pioneering novel therapies to improve outcomes for patients with serious inflammatory, fibrotic and neurological diseases,” said Timothy Watkins, M.D., M.Sc., Chief Medical Officer and Head of Development, Contineum Therapeutics. “I’m impressed with Contineum’s progress advancing molecules directed towards clinically-validated targets for patients with serious diseases where a lack of therapeutic options exist. I look forward to collaborating with my new colleagues as we embark on key clinical trials in 2025 and beyond.”

Inducement Awards in Accordance with Nasdaq Listing Rule 5635(c)(4)

On April 28, 2025 (Start Date), Dr. Watkins was granted a time-based stock option to purchase 260,000 shares of Contineum’s Class A Common Stock with an exercise price equal to the closing price of Contineum’s Class A Common Stock on the date of grant. This option will vest with respect to 50% of the option shares on the six-month anniversary of the Start Date, and the remaining 50% of the option shares will vest in 36 equal monthly installments over the next 36 months, based on Dr. Watkins’ continued service with Contineum through the applicable vesting date. In addition, Dr Watkins was granted a performance-based stock option to purchase 26,000 shares of Contineum’s Class A Common Stock with an exercise price equal to the closing price of Contineum’s Class A Common Stock on the date of grant. The option shares subject to this option will vest in full contingent upon the achievement of a certain clinical development milestone during Dr. Watkins’ service to the Company. These options are being made pursuant to stand-alone inducement award agreements outside of Contineum’s 2024 Equity Incentive Plan as a material inducement to Dr. Watkins’ acceptance of employment with Contineum in accordance with Nasdaq Listing Rule 5635(c)(4).

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis, progressive multiple sclerosis and chronic pain, and PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder. For more information, please visit www.contineum-tx.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s plans for, and the anticipated benefits of, and market opportunities for its drug candidates, including PIPE-791 and PIPE-307; its business strategies and plans; and the quotations of the Company’s management. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results; the timing and outcome of research, development and regulatory review is uncertain; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to the Company’s competitors; risks associated with reliance on third parties to successfully conduct clinical trials and, in the case of PIPE-307, the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop PIPE-307 for any other indication other than relapsing-remitting multiple sclerosis and, after completion of the Company’s PIPE-307 Phase 2 VISTA trial, Janssen Pharmaceutica NV’s decision, in its sole discretion, whether or not to further develop PIPE-307 for relapsing-remitting multiple sclerosis; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable macroeconomic and market and economic conditions and military conflict may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent filing on Form 10-K and in other filings that it makes with the SEC from time to time. These documents are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com